Finder's Fee and Sales Commission Agreement

This agreement is made between Amerilithium, 871 Coronado Center Drive, Suite 200 Henderson, NV 89052, hereinafter known as AL, and Your Loan Team, LLC dba The Gold Standard, 15925 Hoblein Drive, Colorado Springs, CO 80921, hereinafter known as TGS.

AL and TGS agree to the following:

1) AL wishes to sell the lithium its mine produces and/or enter a joint venture with a third party to further develop its lithium mining interests.

2) TGS will seek to introduce Al to a purchaser or purchasers
(Purchaser) for the lithium and/or a potential joint venture partner or partners (Partner) capable of providing that funding.

3) AL is willing to pay a Sales Commission on sales made to a purchase of AL's lithium and/or a Finder's Fee to TS for an introduction to a Partner that enters into a joint venture with AL.

4) TGS and AL recognize that an entity TGS proposes to introduce to AL may already have been introduced to AL by another party. In that event, TGS would have no claim to fees arising from transactions between that entity and AL. Upon request from TGS, AL will provide information to TGS necessary to show that the entity was introduced to AL by another party or had already established a business relationship with AL prior to TGS's attempted introduction of that entity.

5) Any Finder's Fee will be calculated as three percent (3%) of the amount of funds received by AL from the Partner as investment in the joint venture.

6)  Any Sales Commission will be calculated as indicated below:
   a) Two percent (2%) of the gross sales price of AL's lithium to a Purchaser introduced to AL by TGS.
   b) One and one-half percent (1.5%) of the gross sales price of AL's lithium to a Purchaser which is also a Partner introduced to AL by TGS.
   c) As specified in a Master Fee Protection Agreement (MFPA) signed by both AL and TGS.

7) Any compensation due to TGS under the terms of this agreement shall be paid to TGS in the form of cashier's check or wire transfer within three (3) business days of receipt of funds by AL.

8) A Finder's Fee and/or Sales Commission will also be due to TGS in the event that AL receives additional funding from a Partner and/or concludes a sale of lithium to a Purchaser introduced by TGS after termination of this agreement but within five (5) years after the introduction of that Partner and/or Purchaser to AL by TGS.

9) It is, without owning any fees or costs, In AL's sole discretion to accept or reject any offer of funds and terms tendered by a Partner and/or any offer to purchase tendered by a Purchaser. In such event, when no funds are accepted by AL, no fee or commission will be due or owing to TGS.

10) TGS will treat any of AL's information relating to this transaction as confidential and proprietary. Accordingly, AL will treat TGS's Partner, Purchaser, and other contacts as confidential and proprietary.

11) AL will not circumvent TGS by directly contacting any Partner, Purchaser, or other contacts introduced by TGS to request initial or subsequent funding or sales during the term of this agreement.

12) This agreement relates solely to introduction of a Partner and/or Purchaser by TGS to AL. There are no additional services that TGS is required to perform to be entitled to the above compensation. AL anticipates including TGS as needed in discussion with a Partner and/or Purchaser, but TGS will not engage in any negotiations whatsoever behalf of AL, Partner, or Purchaser. TGS will have no responsibility for, nor will TGS make recommendations concerning, the terms and conditions of any agreement between AL and a Partner and/or a Purchaser.

13) This agreement shall have a term of three (3) years following the latest dated signature hereon unless sooner terminated or extended by written agreement signed by both AL and TGS.

14) This agreement shall be binding upon all persons entering hereto and all other foundations, companies, partnerships, affiliates, corporations and their subsidiaries, both domestic and foreign, for which the party is representing as a principal, agent, employee or independent contractor.

15) All notices given under this agreement shall be addressed to the addresses stated the first paragraph of this agreement or to a new addresses as advised by the parties in writing.

16) This agreement shall run for five years from the date of the last signature hereon unless either extend or terminated by mutual, written agreement.

17) This agreement is the entire agreement between TGS an AL and can only be amended in writing by mutual consent of the parties.

18)  Facsimile or electronic signatures will be accepted as original.

19) This is the entire agreement between TGS and AL and sets forth the complete understanding between them, superceding any prior contemporaneous oral understanding and any prior written agreements.

/s/John Rickman           September 29, 2010
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Managing Member
The Gold Standard

/s/Matthew Worrall        September 29, 2010
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Matthew Worrall
Chief Executive Officer
Amerilithium